SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 6, 2007

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 6, 2007, Commonwealth Biotechnologies, Inc. (the “Company”) entered into an Amended and Restated Stock Purchase and Sale Agreement (the “Amended Agreement”) with Tripos, Inc. ( “Tripos”) regarding the sale of Tripos’ Discovery Research Products and Services business (“TDR”). The Amended Agreement modifies the original agreement, effective as of May 15, 2007, by clarifying the methodology by which Tripos will retain $1.8 million of accounts receivable generated by TDR. The amount of retained accounts receivable was not adjusted by the Amended Agreement. All other material terms of the original agreement are consistently reflected in the Amended Agreement. The original agreement was filed as an exhibit to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2007. The Amended Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The transaction contemplated by the Amended Agreement closed on June 6, 2007.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On June 6, 2007, the Company completed the acquisition of all of the outstanding capital stock of TDR pursuant to the terms of the Amended Agreement. Prior to this transaction, the Company and its affiliates did not have any relationship of a material nature with Tripos, TDR or their affiliates. Except as noted above in response to Item 1.01 of this Current Report on Form 8-K, the material terms of the transaction are described in the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2007.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

The Company will file required financial statements of TDR by amendment to this Current Report on Form 8-K not later than 71 calendar days after the filing hereof.

(b)	Pro forma financial information.

The Company will file required pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the filing hereof.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

10.1	Amended and Restated Stock Purchase and Sale Agreement, dated June 6, 2007, by and among Tripos, Inc., Tripos UK Holdings Limited and the Company

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Paul D’Sylva, Ph.D.
Paul D’Sylva
Chief Executive Officer

Dated: June 12, 2007

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EXHIBIT INDEX

Number	Description of Exhibit
10.1	Amended and Restated Stock Purchase and Sale Agreement, dated June 6, 2007, by and among Tripos, Inc., Tripos UK Holdings Limited and the Company

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